Exhibit 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


            As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to The 1997 Stock Option Plan of Elcom International, Inc. of our reports dated March 21, 1997 included in Elcom International Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



                                          /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP


Boston, Massachusetts
August 21, 1997